Exhibit 99.1

For More Information
--------------------
         Contact:  James F. Oliviero
         KSW, Inc. (718) 340-1409
         joliviero@ksww.com

                              FOR IMMEDIATE RELEASE
                              ---------------------

                     KSW, INC.'S THIRD QUARTER PROFITS RISE
                              DEMAND REMAINS STRONG

Long Island City, New York - November 5, 2007, KSW, Inc (AMEX: KSW) today reported financial results for the third quarter of 2007.

The Company reported net income of $871,000, or $.14 per share (basic and diluted) for the third quarter of 2007, as compared to a net income of $785,000 or $.13 per share (basic and diluted), for the third quarter of 2006. Excluding the effect of stock options, net income was $966,000, or $.16 per share - basic and $.15 per share - diluted for the quarter ending September 30, 2007.

For the nine months ended September 30, 2007, the Company reported net income of $2,365,000, or $.39 per share-basic and $.38 per share-diluted, as compared to net income of $1,749,000 or $.30 per share-basic and $.29 per share-diluted for the nine months ended September 30, 2006. Included in the net income for the nine months ended September 30, 2007 were net expenses of approximately $368,000, related to the exercising and vesting of stock options during the period. Excluding the effect of stock options, net income was $2,733,000 or $.45 per share-basic and $.44 per share-diluted for the nine months ended September 30, 2007.

Total revenue for the third quarter of 2007 decreased by 2.9% to $21,027,000, as compared to $21,644,000 for the third quarter of 2006. Total revenues for the nine months ended September 30, 2007 increased by $801,000 or 1.4% to $58,338,000, as compared to $57,537,000 for the nine months ended September 30, 2006.

The Company's backlog at the end of the third quarter was approximately $101,000,000. Not included in this backlog amount is approximately $15,000,000 of new contracts awarded during the first week of October 2007. Chairman of the Board, Floyd Warkol, commented: "Demand for our value engineering and trade management services remains strong, and we see no slowdown in the New York City commercial construction market. The Company has been able to choose those projects which offer the best return for our shareholders."

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Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the New York Presbyterian Hospital Cardiovascular Center.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409
joliviero@ksww.com